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Exhibit 5.1

                                                                 March 2, 2001

Alteon Inc.
170 Williams Drive
Ramsey, New Jersey 07446

Ladies and Gentlemen:

         We have acted as counsel to Alteon Inc., a Delaware corporation, (the "Company") in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed offer and sale by the Company of up to $50,000,000 aggregate amount of the Company's common stock, $.01 par value, (the "Shares").

         In connection with the Registration Statement, we have examined the corporate proceedings taken by the Company in connection with the proposed future issuance and sale of the Shares and such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion. Subject to the foregoing and on the basis of such examinations, we are of the opinion that upon adoption by the Board of Directors of the Company of a resolution in form and content contemplated by the corporate proceedings taken by the Company in connection with the proposed issuance and sale of the Shares and upon issuance and delivery, and payment of legal consideration in excess of the par value, of the Shares and assuming that at the time of issuance of the Shares, the Company has a sufficient number of authorized but unissued shares of common stock under its certificate of incorporation and the Shares as delivered comply with all requirements and restrictions if any, applicable to the Company, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein and elsewhere in the Registration Statement and Prospectus. By filing this consent we do not admit that we come within the categories of persons whose consent is required under
Section 7 or the rules and regulations of the Securities and Exchange
Commission.

                                 Very truly yours,

                                 /s/ Smith, Stratton, Wise, Heher & Brennan
                                 Smith, Stratton, Wise, Heher & Brennan


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